Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

POPULAR, INC.

Article 1: Board of Directors

1.1 The business and affairs of the Corporation shall be conducted under the authority of its Board of Directors. The directors shall be elected in the manner set forth in the Certificate of Incorporation of the Corporation.

1.2 If for any reason or cause an election of directors is not held on the Annual Meeting of Stockholders, or at any adjournment thereof, such election may be held on any subsequent date at a special meeting of stockholders duly called for such purpose.

1.3 Directors shall receive such reasonable compensation as may be established from time to time by the Board of Directors by resolution approved by an absolute majority thereof.

1.4 The Board of Directors may hold such regular meetings as may be established from time to time by resolution approved by an absolute majority of the Board of Directors. Once regular meetings are convened as established herein, notice thereof need not be given. The Board of Directors may hold such extraordinary meetings as may be convened by the Chairman of the Board of Directors, by the Chief Executive Officer or the President, or which may be required by at least three (3) directors. Such regular or extraordinary meetings may be held at the Corporation’s principal office, at any other place or places within or without Puerto Rico, or by such other means as permitted by law.

When required, notices of meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than three (3) days before the day on which the meeting is to be held, or shall be sent to him by electronic transmission, or be delivered personally or by telephone, not later than the day before such day of meeting.

1.5 The quorum at any meeting of the Board of Directors shall consist of a majority of the total number of directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-laws shall require a vote of a greater number.

1.6 Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form through an automated process.

Article 2: Meetings of Stockholders

2.1 An Annual Meeting of Stockholders shall be held not later than the fifth month following the end of the fiscal year of the Corporation at a place, if any, date and time fixed by the Board of Directors.

2.2 Special Meetings

(a) Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation. In addition, a special meeting of the stockholders (a “Stockholder Requested Special Meeting”) shall be called by the Secretary upon receipt by the Corporation of the valid written request or requests (each, a “Special Meeting Request”) from one or more stockholders of record (each, a “Requesting Stockholder”) who, at the time the Special Meeting Request is delivered, Own or are acting on behalf of persons who Own shares representing in the aggregate at least twenty percent (20%) (the “Requisite Percentage”) of the voting power of the then outstanding stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed Stockholder Requested Special Meeting. The notice of any such special meeting shall specify the purpose or purposes for which the meeting is called.

A person shall be deemed to “Own” or to possess “Ownership” of only those shares of outstanding stock as to which the person possesses both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (a) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (b) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or affiliate’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall Own shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares; provided that the person has the power to recall such loaned shares on three (3) business days’ notice and during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The determination of the extent to which a person “Owns” any shares of stock for these purposes shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding.

(b) Stockholder Requested Special Meetings

(i) Validity of the Special Meeting Request

(A)

To be valid, each Special Meeting Request must: (i) be in writing; (ii) state the specific purpose for a special meeting and the matters proposed to be acted upon thereat; (iii) be signed and dated by the Requesting Stockholders (or their duly authorized agents) representing the Requisite Percentage of Requesting Stockholders; (iv) be delivered to the Secretary at the principal executive offices of the Corporation; (v) include the number of shares Owned by the Requesting Stockholder and contain documentary evidence of Ownership; (vi) in the case of any director nomination proposed by the Requesting Stockholder to be presented at a Stockholder Requested Special Meeting, comply with the requirements under Section 2.10 applicable to any director nomination made by a stockholder, including the information required to be included in a Stockholder Notice; (vii) with respect to any matter (other than director nomination) proposed by the Requesting Stockholder, comply with the requirements under Section 2.10 applicable to any such matter proposed by a stockholder, including the information required to be included in a Stockholder Notice; (viii) include a written agreement by each Requesting Stockholder to promptly update and notify the Corporation of any changes to any such Requesting Stockholder’s Ownership of stock entitled to vote on the matters brought before the proposed Stockholder Requested Special Meeting, and that any reduction in the Requesting Stockholder’s Ownership of stock following the delivery of such Special Meeting Request, whether due to a change in Ownership of shares or otherwise, shall constitute a revocation of such Special Meeting Request to the extent of such reduction, such that the number of shares by which the Requesting Stockholder’s Ownership was reduced shall not be included in determining whether the Requisite Percentage has been reached; and (ix) any other information reasonably requested by the Corporation.

(B)

A Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to any item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request does not adhere to Section 2.2(b)(i)(A) herein, (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the immediately preceding annual meeting of Stockholders and ending on the date of the next annual meeting of Stockholders, (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) other than the election of directors, was presented at a meeting of Stockholders held not more than twelve (12) months before the Special Meeting Request is delivered, (v) a Similar Item with respect to the election of directors was presented at a meeting of the Stockholders held not more than ninety (90) days before the Special Meeting Request is delivered, (vi) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a Stockholder meeting that has been called to be held within ninety (90) days by the time the Special Meeting Request is delivered, or (vii) the Special Meeting Request violates Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”). For purposes of this Section 2.2(b)(i)(B), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting not less than the Requisite Percentage have been received by the Secretary (the “Special Meeting Request Date”).

(ii) For purposes of calculating the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors) and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

(iii) The Corporation’s notice of a Stockholder Requested Special Meeting shall state the purpose or purposes of such meeting, and no business shall be transacted at such Stockholder Requested Special Meeting except as stated in the notice of meeting thereof. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board of Directors from including additional matters in (or in accordance with) the Corporation’s notice of meeting or otherwise submitting matters to the Stockholders at any Stockholder Requested Special Meeting.

(iv) Except as provided in Section 2.2(b)(i)(B), a Stockholder Requested Special Meeting shall be held at such place, if any, date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall not be more than ninety (90) days after the Special Meeting Request Date.

(v) A Requesting Stockholder may revoke its Special Meeting Request at any time by written revocation delivered to the Secretary. If at any time the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, whether due to a revocation (including any deemed revocation pursuant to Section 2.2(b)(i)(A) above), a change in Ownership of shares or otherwise, then there shall be no requirement to hold the Stockholder Requested Special Meeting. If none of the Requesting Stockholders nor any Qualified Representative thereof appears at the meeting to present the proposed nomination or other business specified in the Special Meeting Request, such nomination shall be disregarded and such other proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation (which proxies and votes shall also be disregarded). “Qualified Representative” means a duly authorized officer, manager or partner of a stockholder, or a person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to the Secretary to act for such stockholder as proxy at the meeting of stockholders; and who has produced such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

2.3 All meetings of stockholders shall be convened by delivering a notice to each holder or shares entitled to vote, not less than thirty (30) days before the date of the meeting, either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the Stock Book of the Corporation, with postage thereon prepaid. In addition, if stockholders have consented to receive notices by a form of electronic transmission, then such notice, by facsimile telecommunication, or by electronic mail, shall be deemed to be given when directed to a number or an electronic mail address, respectively, at which the stockholder has consented to receive notice. If such notice is transmitted by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed to be given upon the later of (i) such posting, and (ii) the giving of such separate notice. If such notice is transmitted by any other form of electronic transmission, such notice shall be deemed to be given when directed to the stockholder. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission under the Exchange Act and Article 7.21 of the Puerto Rico General Corporations Law.

2.4 At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. Shares of its own capital stock belonging on the record date for determining stockholders entitled to vote at the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.5 In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the holders of such class so present or represented may, by majority vote, adjourn any meeting, annual or special, of such class from time to time until a quorum of such class shall be so present or represented. Whether or not a quorum is present, any meeting of stockholders, annual or special, may be adjourned by the chairperson of such meeting from time to time, on his or her own motion, for any or no reason, to reconvene at the same or some other place (if any), without the approval of the stockholders who are present in person or represented by proxy and entitled to vote. Notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken or provided in any other manner permitted by Puerto Rico law. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6 Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

1.

A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

2.

A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, Internet or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, Internet or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, Internet or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams, Internet or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Directors shall be elected by a majority of the votes cast by Stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors, provided that if the number of nominees exceeds the number of directors to be elected the director nominees shall be elected by a plurality of the votes cast. In all other matters, unless otherwise provided by law or by the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. For purpose of this Section, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” the director.

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee shall establish procedures to implement the provisions of this Section 2.6.

Shares with respect to which a broker, financial institution or other nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a particular matter (“broker non-votes”), will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum as determined in Section 2.4 of these By-laws.

2.7 Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or, in the absence of the Chairman of the Board of Directors, by the Chief Executive Officer or the President, or in their absence by a chairperson designated by the Board of Directors. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting.

The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable, as determined by the chairperson in his or her sole discretion, for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls, for each item on which a vote is to be taken.

2.8 During the Annual Meeting of Stockholders, the financial statements of the Corporation shall be presented to the stockholders, and the directors shall provide such explanations as may be reasonably requested by the stockholders regarding such statements as well as the operations of the Corporation during the year.

2.9 Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may only be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who is a stockholder of record on the date the Stockholder Notice provided for in Section 2.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complied with the requirements set forth in Section 2.10 below.

2.10 (a) A notice of a stockholder to make a director nomination or to propose any other business to be considered at a meeting (the “Stockholder Notice”) shall be made in writing and received by the Secretary of the Corporation at the principal executive office of the Corporation (a) in the event of an annual meeting of stockholders, not more than one hundred twenty (120) days and not less than ninety (90) days in advance of the anniversary date of the immediately preceding annual meeting provided, however, that in the event that the annual meeting is called on a date that is not within thirty (30) days before or after such anniversary date, the Stockholder Notice in order to be timely must be so received no earlier than the one hundred twentieth (120th) day prior to such annual meeting and no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was first made by the Corporation; or (b) in the event of a special meeting of stockholders (other than a Stockholder Requested Special Meeting), the Stockholder Notice shall be received by the Secretary of the Corporation no earlier than the ninetieth (90th) day prior to such special meeting and no later than the close of business on the later of the sixtieth (60th) day prior to such special meeting and the tenth (10th) day following the day on which public disclosure of the date of the special meeting was first made by the Corporation.

(b) Each Stockholder Notice shall set forth:

(i) In connection with a proposed director nomination or the proposal of any other business, as to the stockholder giving the Stockholder Notice:

(A)	whether the stockholder is giving the notice on behalf of one or more beneficial owners of stock;

(B)

the name and residence address of (x) the shareholder of the Corporation who intends to make a nomination or bring up any other matter or proposal, (y) and any such beneficial owner, and (z) any principal of, or any person that owns or controls, directly or indirectly, 10% or more of any voting class of securities or interests (or 33 1/3% or more of any class of securities or interests) in such stockholder or any such beneficial owner (the persons described in clauses (y) and (z) are hereinafter collectively referred to as “Interested Persons”);

(C)	the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and each Interested Person;

(D)

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder Notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any Interested Person, with respect to shares of stock of the Corporation (any such agreement, arrangement or understanding entered into by or for the benefit of any person is referred to herein as a “Derivative Instrument”) and whether and the extent to which any Derivative Instrument is in place or has been entered into within the prior six months preceding the date of delivery of the Stockholder Notice by or for the benefit of the stockholder or any Interested Person, and if so, a summary of the material terms thereof;

(E)

a description of any proxy, agreement, arrangement, understanding or relationship pursuant to which the stockholder (or Interested Person) has or shares a right to, directly or indirectly, vote any shares of the Corporation;

(F)

a description of any rights to dividends or other distributions on the shares of any class of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or any Interested Persons that are separated or separable from the underlying shares of the Corporation;

(G)

a description of any performance-related fees (other than an asset-based fee) that such stockholder or any Interested Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class of capital stock of the Corporation or Derivative Instrument;

(H)

a representation that the stockholder is, and will at the time of such meeting be, a holder of the Corporation’s shares of stock entitled to vote (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or to propose any other business specified in the Stockholder Notice;

(I)

a description of all arrangements or understandings among the stockholder, each Interested Person, and each proposed nominee and any other person (naming such person, including any person that may be deemed to be acting in concert with such Interested Person under applicable law) pursuant to which each nomination or proposal of other business is to be made by the stockholder;

(J)

to the extent not prohibited under applicable law or regulations or other applicable bona fide confidentiality obligation, with respect to the stockholder and each Interested Person, a list of (x) litigation filed against such person during the prior 10 years, (y) criminal proceeding (excluding traffic violations and other minor offenses) naming such person as a subject during the prior 10 years and (z) investigations of such person by a governmental entity, including law enforcement agencies, commenced within the prior 10 years;

(K)

a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act))

which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the proposed nominee, (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and/or (C) to solicit proxies in support of each proposed nominee in accordance with Rule 14a-19 under the Exchange Act;

(L)

the names and addresses of any other stockholders or beneficial owners known to be supporting such nomination or proposal of other business by the stockholder or the beneficial owner, if any, on whose behalf the stockholder is acting;

(M)

the representation and agreement referenced in Section 2.10(c)(i)(B) in the form provided by the Corporation pursuant to Section 2.10(c)(i) and signed by the stockholder and any applicable Interested Persons; and

(N)

any other information relating to such stockholder, beneficial owner, if any, any Interested Persons or such nomination or proposal of other business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposed nominee or proposal pursuant to Section 14 of the Exchange Act.

(ii) In connection with a proposed director nomination, as to each person whom a stockholder proposes to nominate for election to the Board of Directors:

(A)	the name, age, business address, and place of residence of the proposed nominee;

(B)	the class and number of shares of common stock and any other securities of the Corporation which are, directly or indirectly, owned beneficially and of record by the proposed nominee;

(C)

a description of any agreement, arrangement, understanding, or relationship (including any compensatory, payment, financial reimbursement, indemnification or other financial arrangements) between or among the proposed nominee, on the one hand, and the nominating stockholder, any Interested

Person, or any other person (naming such person), on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder, any Interested Persons or any other person, including, as applicable, the amount of any payment or payments received or receivable thereunder, in each case in connection with the proposed nominee’s candidacy or service as a director of the Corporation;

(D)

whether and the extent to which any Derivative Instrument is in place or has been entered into within the prior six months preceding the date of delivery of the Stockholder Notice by or for the benefit of the proposed nominee, and if so, a summary of the material terms thereof;

(E)

such other information regarding each nominee proposed by such stockholder as would have been required to be disclosed in solicitations of proxies for election of directors, included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”) had each proposed nominee been nominated by the Board of Directors of the Corporation, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including Regulation 14A and Rule 14a-19 under the Exchange Act), including such person’s written consent to being named in the proxy statement as a proposed nominee and to serving as a director if elected;

(F)

whether such proposed nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Corporation’s equity securities are listed;

(G)

the completed questionnaire, representation and agreement referenced in paragraph (c)(i) of this Section 2.10 in the form provided by the Corporation pursuant to paragraph (c)(i) of this Section 2.10 and signed by the proposed nominee; and

(H)

any other information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposed nominee or proposal pursuant to Section 14 of the Exchange Act.

(iii) In connection with any proposed business other than a director nomination, a description of the matter, the text of the proposed business (including the text of any resolutions proposed for consideration), and the reasons for the stockholder or the beneficial owner, if any, on whose behalf such business is being proposed to propose such business at the meeting.

(c) General:

(i) Prior to submitting (x) a Special Meeting Request or (y) a Stockholder Notice in connection with a proposed director nomination, as applicable, the stockholder providing such request or notice shall request in writing from the Secretary the form of the questionnaire, representation and agreement described in this Section 2.10(c)(i), and the Secretary shall provide such forms to the requesting stockholder within 10 days after receiving such request. The applicable notice referenced in the preceding sentence must include:

(A)	a completed director’s and officer’s questionnaire in the form provided by the Corporation and signed by each proposed nominee, and

(B)	written representation and agreements signed by, as applicable, each proposed nominee, the stockholder giving notice and any other person by whom or on whose behalf the nomination is being made that:

(1)

each of the applicable persons (including the proposed nominee and the stockholder giving notice) will update and supplement the information described in this Section 2.10, as applicable, from time to time to the extent necessary so that such information shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of such meeting and (y) as of the date that is the tenth (10th) business day prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the fifth (5th) business day following the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be disclosed as of the record date) and not later than the eighth (8th) business day prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of the tenth (10th) business day prior to the meeting or adjournment or postponement thereof), provided that, no supplement or update made pursuant to this paragraph may include any new proposed nominees who were not named in the original notice given by such stockholder or be deemed to cure any defects or limit the remedies (including under these By-laws) available to the Corporation relating to any defect;

(2)

each of the applicable persons (including the proposed nominee and the stockholder giving notice) will provide to the Corporation such other information and certifications as it may reasonably request, including any information required or requested by the Corporation’s subsidiaries, or required, requested or expected by banking or other regulators;

(3)

each of the applicable persons (including the proposed nominee and the stockholder giving notice) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(4)

each of the applicable persons (including the proposed nominee and the stockholder giving notice) agrees to comply with all applicable law, rules and regulations in connection with the nomination, solicitation and election, as applicable (including Rule 14a-19 under the Exchange Act);

(5)

the proposed nominee will, at the reasonable request of the Corporate Governance and Nominating Committee of the Board of Directors (together with any successor committee, the “Governance Committee”), meet with the Governance Committee to discuss matters relating to the nomination of such proposed nominee to the Board of Directors, including the information provided by such proposed nominee to the Corporation in connection with such proposed nominee’s nomination and such proposed nominee’s eligibility to serve as a member of the Board of Directors;

(6)

the proposed nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how the proposed nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (iii) any Voting Commitment that could reasonably be expected to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with fiduciary duties under applicable law;

(7)

the proposed nominee (w) will serve as a director for the term for which he or she is standing for election if elected to serve as a member of the Board of Director, (x) consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information requested by the Corporation that is necessary to run such background check, (y) consents to being named in any proxy statement and/or form of proxy and associated proxy card, and (z) has read the Corporation’s Corporate Governance Guidelines and Code of Ethics and any other Corporation policies and guidelines applicable to directors, and agrees, if elected to serve as a member of the Board of Directors, to adhere to such policies and guidelines, and any other policy, guideline, rule, regulation or standard of conduct applicable to the directors (including with respect to confidentiality); and

(8)

neither the proposed nominee’s candidacy nor membership on the Board of Directors (if the proposed nominee is elected to serve as a member of the Board of Directors) would violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded.

(ii) Only persons who are nominated in accordance with the requirements set forth in these By-laws and in compliance with all applicable requirements of state and federal law, including the Exchange Act (including Rule 14a-19 under the Exchange Act), shall be eligible to stand for election at the applicable meeting of stockholders or serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the requirements set forth in these By-laws and in compliance with all applicable requirements of state and federal law, including the Exchange Act.

(iii) Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any nomination or other business must use a proxy-card color other than white which is reserved for the exclusive use by the Board of Directors.

(iv) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, if the Board of Director determines that any requirement in these By-laws or any other applicable legal requirements has not been satisfied (including compliance with any representation or agreement required under these By-laws) as to any director nomination or other business proposed to be brought before meeting of stockholders, then the Board of Directors may elect to (x) waive such deficiency with respect to such proposed director nomination or other proposed business, (y) notify the stockholder of, and provide the stockholder with an opportunity to cure, such deficiency, or (z) decline to allow the proposed director nomination or other proposed business to be considered at the meeting, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded). Regardless of whether the Board of Directors has made such a determination with respect to a particular proposed nomination or business, at the meeting of stockholders, the chairperson of the meeting shall have the power to declare out of order and disregard any proposed nomination or other proposed business that does not, as determined by the chairperson in his or her sole discretion, comply with the requirements set forth in these By-laws (including compliance with any representation or agreement required under these By-laws) or in compliance with all applicable requirements of state and federal law, including the Exchange Act, notwithstanding that proxies in respect of such vote may have been received by the Corporation (which proxies and votes shall also be disregarded). Notwithstanding the foregoing provisions of this

Section 2.10, if neither the stockholder giving notice nor a Qualified Representative thereof appears at the meeting to present the proposed nomination or other business, such nomination shall be disregarded and such other proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation (which proxies and votes shall also be disregarded).

(v) Unless otherwise required by law, if any stockholder or its affiliate (x) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or its applicable affiliates has met the requirements of Rule 14a-19(a)(3) under the Exchange Act), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation (which proxies and votes shall also be disregarded). If any stockholder or its affiliate provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or affiliate shall deliver to the Corporation, no later than five business days prior to the applicable meeting, a written certification (and upon request by the Corporation, reasonable evidence) that it has met the requirements of Rule 14a-19 under the Exchange Act.

(vi) The Corporation may also, as a condition of any nomination being deemed properly brought by a stockholder before a stockholder meeting, require any proposed nominee, the stockholder giving notice and any other person on whose behalf the nomination is being made to furnish such other information (1) such person has agreed to furnish under the Stockholder Notice, questionnaire, representation and agreement delivered to the Corporation, including under such person’s agreement to update and supplement information pursuant to Section 2.10(c)(i)(B)(1), and (2) that could (as determined by the Corporation in its reasonable judgment) be required by the Corporation to determine whether the proposed nominee would be (x) considered “independent” as a member of the Board of Directors or meet the requirements for membership on the Board of Directors or any committee thereof, or (y) material to a reasonable stockholder’s understanding of the qualifications and, fitness and/or independence, or lack thereof, of any proposed nominee.

Article 3: Officers and Employees

3.1 The Board of Directors shall appoint one of its members to be the Chairman of the Board of Directors, to serve at the pleasure of the Board of Directors. He shall preside at all meetings of the Board of Directors and of the stockholders. He shall also have and may exercise such executive powers and duties as pertain to the office of Chairman of the Board of Directors, or as from time to time may be conferred upon, or assigned to, him by the Board of Directors. The Board of Directors may, in its discretion, designate a Chairman as “Executive Chairman.” Such Executive Chairman shall be an executive officer of the Corporation and shall have such powers and perform such other duties as the Board of Directors may prescribe or as may be prescribed for the Chairman in these By-laws.

3.2 The Board of Directors may appoint (a) a Chief Executive Officer of the Corporation (who may but need not be a director or the President of the Corporation), and (b) a President of the Corporation (who may but need not be a director), in each case, to serve at the pleasure of the Board of Directors. The Chief Executive Officer shall have and may exercise such powers and duties as pertain to such office, or as from time to time may be conferred upon, or assigned to, such person by the Board of Directors. The President shall have and may exercise such powers and duties as pertain to such office, or as from time to time may be conferred upon, or assigned to, such person by the Board of Directors or the Chief Executive Officer. In addition, the Board of Directors may designate the Chief Executive Officer to hold the additional office(s) of Chairman of the Board of Directors or President of the Corporation.

3.3 The Board of Directors may appoint from among its members one or more Vice Chairmen to serve at the pleasure of the Board of Directors. In the absence of the Chairman, the Board of Directors shall designate a Vice Chairman, the lead director or another member of the Board of Directors to preside at any meetings of the Board of Directors and of the stockholders. Each Vice Chairman shall have such powers and duties as may be assigned to him by the Board of Directors.

3.4 The Board of Directors shall appoint a Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders. He or one of the Assistant Secretaries shall see that proper notices are given of all meetings of which notice is required. The Secretary shall have custody of the seal and when necessary shall attest to the same when affixed to written instruments properly executed on behalf of the Corporation; and generally, shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman, the Chief Executive Officer or the President.

3.5 The Board of Directors shall appoint one or more Assistant Secretaries. The Assistant Secretaries shall perform such duties as shall be prescribed by the Board of Directors, the Chairman, the Chief Executive Officer, the President or the Secretary.

3.6 The Board of Directors may appoint such other officers (who need not be directors) and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chief Executive Officer or the President.

Article 4: Certificates and Transfer of Stock

4.1 Subject to the second paragraph of this Section 4.1, every holder of shares of stock of the Corporation shall be entitled to have a certificate representing all shares to which he is entitled. The certificates shall be signed by the President or any Vice President and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary. Such signatures may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar other than the Corporation itself or an employee of the Corporation. In case any officer who signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. The certificates representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by uncertificated shares, shall be entitled upon request, to a certificate in the form set forth in the first paragraph of this Section 4.1. The Corporation may not issue stock certificates in bearer form.

4.2 Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate in the case of uncertificated securities, or by attorney lawfully constituted in writing, and, in the case of certificated securities, upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock other than on the records of the Corporation shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfers shall have been made upon the records of the Corporation.

4.3 With respect to voting rights, the shares of stock shall be considered indivisible. In the case of shares belonging to several persons collectively, the co-owners shall appoint a representative to act on behalf of the group.

4.4 If the loss, theft or destruction of a Certificate is reasonably established before the Board of Directors, the latter may authorized the issuance of a duplicate, provided the concerned stockholder presents before the Board of Directors a sworn statement in which the stockholder describes circumstances surrounding the loss, theft or destruction of said Certificate, and if the Board of Directors so require give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in such sum as it may direct as indemnity against any claim which may be made against the Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

4.5 The Board of Directors may, in its discretion, appoint one or more banks or trust companies in any such city or cities as the Board of Directors may deem advisable, including any banking subsidiaries of the Corporation, from time to time, to act as Transfer Agents and Registrars of the stock or other securities of the Corporation; and upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Agents and registered by one of such Registrars.

4.6 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of the payment of dividends shall not be more than fifty (50) days prior to the day appointed for the payment of such dividends.

Article 5: Waiver of Notice

5.1 Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these By-laws.

Article 6: Fiscal Year

6.1 The fiscal year of the Corporation shall commence on the first day of January and shall end on the thirty-first day of December of each year.

Article 7: Profits and Dividends

7.1 Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

7.2 Before payment of any dividend or making any distribution of profits, there may be set aside out of any funds of the Corporation available for dividends as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conductive to the interest of the Corporation, and, the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Article 8: Seal

8.1 The corporate seal shall have inscribed thereon the name of the Corporation and the words “Commonwealth of Puerto Rico”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article 9: Indemnification and Advancement of Expenses

9.1 Expenses, including attorneys’ fees, incurred by any person entitled to indemnification under the Corporation’s Certificate of Incorporation in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Any obligation to reimburse the Corporation for expense advances shall be unsecured and no interest shall be charged thereon.

9.2 The rights to indemnification and advance of expenses provided by or granted pursuant to Article Tenth of the Certificate of Incorporation or this Article 9 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Subject to any applicable laws, all rights provided by or granted pursuant to Article Tenth of the Certificate of Incorporation or this Article 9 shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while Article Tenth of the Certificate of Incorporation or this Article 9 is in effect. Any repeal or modification of Article Tenth of the Certificate of Incorporation or this Article 9 shall not in any way diminish any rights to indemnification or advance of expenses of such directors, officers, employees or agents, or the obligations of the Corporation arising hereunder in respect of any action or omission occurring prior to the time of such repeal or modification.

9.3 The rights conferred on any person by this Article 9 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these By-laws, the provision, agreement, or vote shall take precedence.

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